SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 29, 2014

NEW GLOBAL ENERGY, INC.
(Exact name of registrant as specified in its charter)

WYOMING	333-179669	45-4349842
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

109 East 17th Street, Suite 4217, Cheyenne, WY	82001
(Address of principal executive offices)	(Zip Code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE

(307) 633-9192

Item 3.01 Unregistered Sales of Equity Securities

On October 29, 2014 the Company issued and delivered 400,000 shares of restricted common stock to Bio-Global Resources, Inc. in consideration for $400,000 paid in cash, $200,000 for the exercise of 200,000 warrants dated January 25, 2011 and $200,000 for the exercise of 200,000 warrants dated November 15, 2012. These warrants were issued as part of loan transactions on those dates

In addition, On October 29, 2014, the Company issued 75,000 shares of its restricted common stock to Bio-Global Resources, Inc. in consideration for $225,000 paid in cash for the exercise of warrants dated July 19, 2013. These warrants were issued as part of a loan transaction dated July 19, 2013.

On October 29, 2014, the Company settled payments for public relations and investor relations work including web site design, development and maintenance, production and filming of company videos; review, analysis and production of corporate identity programs and material and public relations assistance, with the issuance of 450,000 or it restricted common shares to Diversified Equities, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Global Energy, Inc.

Date: October 29, 2014	By:	/s/ Perry Douglas West
Perry Douglas West
CEO